EXHIBIT (23.1)

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of

Valley National Bancorp:

We consent to the incorporation by reference in registration statements No. 333-124215, No. 033-52809, No. 033-56933, No. 333-25419, No. 333-65993, No. 333-75889, No. 333-77673, No. 333-80507, No. 333-53888, No. 333-36667, No. 333-133430 and No. 033-61547 on Form S-8; No. 333-125595, No. 333-70996, No. 333-42958 and No. 333-156049 on Form S-3, No. 333-156370, No. 333-152077 and No. 333-157561 on Form S-3ASR and No. 333-56425 on Form S-3D of Valley National Bancorp and Subsidiaries of our reports dated February 26, 2009, with respect to the consolidated statement of financial condition of Valley National Bancorp and subsidiaries as of December 31, 2008, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for the year then ended and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008 annual report on Form 10-K of Valley National Bancorp.

/s/ KPMG LLP

Short Hills, New Jersey

February 27, 2009